UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2004

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota 55437

(Address of principal executive offices)

Registrant’s telephone number, including area code: (952) 346-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 28, 2004, MGIP Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of MGI PHARMA, INC. (the “Company”), merged with and into Aesgen, Inc., a Delaware corporation (“Aesgen”), with Aesgen surviving as a wholly owned subsidiary of the Company, pursuant to an Agreement and Plan of Merger and Reorganization by and among the Company, Aesgen, MGIP Acquisition Corp. and the equityholders’ representative listed therein, dated as of August 30, 2004. A copy of the Agreement and Plan of Merger and Reorganization is attached to this report as an exhibit. Aesgen is a company focused on treating the side effects associated with cancer treatments.

Through the merger, the Company acquired all of the ownership interests in Aesgen from its securityholders. The Company paid $32 million at the closing as merger consideration to Aesgen’s former securityholders. The Company is also obligated to pay $33 Million to Aesgen’s former securityholders upon FDA approval of Aesgen’s lead product currently known as Saforis (TM), and an additional $25 million in the event that net sales of Aesgen products containing L-Glutamine, including Saforis, exceed $50 million in the second year after commercial launch of Saforis. After aggregate net sales of Saforis exceed $50 million, the Company will also be obligated to pay Aesgen’s former securityholders a 5% royalty on net sales of Saforis through the end of the ten-year period commencing upon commercial launch of Saforis.

There are no material relationships between Aesgen’s securityholders and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer, other than in respect of the above described merger. Furthermore, there are no material relationships between the sources of the funds used by the Company in the merger and the Company or any of its affiliates.

Section 9– Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of the business acquired. Financial statements of the business acquired will be filed in an amendment to this report no later than December 14, 2004.

(b) Pro forma financial information. Pro forma financial information relative to the business acquired will be filed in an amendment to this report no later than December 14, 2004.

(c) Exhibits.

2.01	Agreement and Plan of Merger by and among MGI PHARMA, INC., Aesgen, Inc., MGIP Acquisition Corp. and the Equityholders’ Representative dated as of August 30, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 1, 2004	MGI PHARMA, INC.

	By:	/s/ William C. Brown
William C. Brown
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

2.01	Agreement and Plan of Merger by and among MGI PHARMA, INC., Aesgen, Inc., MGIP Acquisition Corp. and the Equityholders’ Representative dated as of August 30, 2004.

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